As filed with the Securities and Exchange Commission on February 8, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ELEVATE CREDIT, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-4714474
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4150 International Plaza, Suite 300 Fort Worth, Texas
(Address of principal executive offices)

2016 Omnibus Incentive Plan, as Amended
2016 Employee Stock Purchase Plan, as Amended

(Full title of the plan)
Kenneth E. Rees
Chief Executive Officer
Elevate Credit, Inc.
4150 International Plaza, Suite 300
Fort Worth, Texas 76109
(Name and address of agent for service)

(817) 928-1500
(Telephone number, including area code, of agent for service)
Copies to:

Brandon C. Parris, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, California 94105 (415) 268-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Non-accelerated filer	☐
Accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0004 par value per share
-- 2016 Omnibus Incentive Plan	1,733,170 (2)	$7,729,938.20 (3)	$4.46	$936.87
-- 2016 Employee Stock Purchase Plan	433,293 (4)	$1,642,180.47 (5)	$3.79	$199.03
TOTAL	2,166,463	$9,372,118.67		$1,135.90
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under Elevate Credit, Inc. (the “Registrant”)’s 2016 Omnibus Incentive Plan, as Amended (the “2016 Plan”), and 2016 Employee Stock Purchase Plan, as Amended (the “ESPP” and, together with the 2016 Plan, the “Plans”), by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or certain other transactions that result in an increase in the number of the outstanding shares of the common stock.
(2) Represents shares of common stock reserved for future issuance under the 2016 Plan. To the extent that outstanding awards under the 2016 Plan are forfeited or lapse or expire, the shares of common stock subject to such awards instead will be available for future issuance as common stock under the 2016 Plan.
(3) Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based on the average high and low offering prices of the common stock on The New York Stock Exchange on February 1, 2019.
(4) Represents shares of common stock reserved for future issuance under the ESPP.
(5) Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based on 85% of the average high and low offering prices of the common stock on The New York Stock Exchange on February 1, 2019. Pursuant to the ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the common stock on (i) the first trading day of the offering period or (ii) the exercise date.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in this Part I will be sent or given to the persons participating in the Plans, as specified by Rule 428(b)(1) under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by the Registrant relating to (i) 1,733,170 shares of its common stock issuable to eligible service providers of the Registrant under the 2016 Plan, pursuant to an “evergreen” provision contained in the 2016 Plan and (ii) 433,293 shares of its common stock issuable to eligible employees of the Registrant under the ESPP, pursuant to an “evergreen” provision contained in the ESPP.
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II

Item 8.        Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on January 11, 2016 (File No. 333-207888)).
4.2
Form of Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its stockholders (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 filed on January 11, 2016 (File No. 333-207888)).

5.1	Opinion of Morrison & Foerster LLP.
10.1	Elevate 2016 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed on January 30, 2019 (File No. 001-37680)).
10.2	Elevate 2016 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed on January 30, 2019 (File No. 001-37680)).
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 8th day of February, 2019.

Elevate Credit, Inc.
By:	/s/ Kenneth E. Rees Kenneth E. Rees Chief Executive Officer and Chairman

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kenneth E. Rees, Christopher Lutes and Sarah Fagin Cutrona, jointly and severally, as his or her true and lawful attorney‑in‑fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post‑effective amendments to the registration statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys‑in‑fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ Kenneth E. Rees Kenneth E. Rees	Chief Executive Officer and Chairman (Principal Executive Officer)	February 8, 2019

/s/ Christopher Lutes Christopher Lutes	Chief Financial Officer (Principal Financial Officer)	February 8, 2019

/s/ Chad Bradford Chad Bradford	Chief Accounting Officer (Principal Accounting Officer)	February 8, 2019

/s/ Bradley R. Strock Bradley R. Strock	Director	February 8, 2019

/s/ John C. Dean John C. Dean	Director	February 8, 2019

/s/ Stephen B. Galasso Stephen B. Galasso	Director	February 8, 2019

/s/ Tyler W.K. Head Tyler W.K. Head	Director	February 8, 2019

/s/ Robert L. Johnson Robert L. Johnson	Director	February 8, 2019

/s/ Stephen J. Shaper Stephen J. Shaper	Director	February 8, 2019

/s/ Saundra D. Schrock Saundra D. Schrock	Director	February 8, 2019